Exhibit 107
Calculation of Filing Fee Tables

424(b)(5)
(Form Type)
Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unite	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, $0.01 par value per share	Rule 415(a)(6)	—	—	$200,000,000(1)	—	—	S-3(1)	333-248120	August 19, 2020	$22,783.83
			Total Offering Amounts			$200,000,000		—
			Total Fees Previously Paid					—
			Total Fee Offsets					—
			Net Fee Due					$0.00
1.Xenia Hotels & Resorts, Inc. (“Xenia”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $200,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). XHR has previously registered shares of common stock having an aggregate offering price of up to $200,000,000, offered by means of a prospectus supplement dated March 2, 2018 (the “2018 Prospectus Supplement”) and an accompanying prospectus dated September 8, 2017 pursuant to a Registration Statement on Form S-3 (Registration No. 333-220400) filed on September 8, 2017 (the “2017 Registration Statement”). In connection with the filing of the 2018 Prospectus Supplement, Xenia made a contemporaneous fee payment in the amount of $24,900. Xenia subsequently filed a prospectus supplement dated August 19, 2020 (the “2020 Prospectus Supplement”) and an accompanying prospectus dated August 19, 2020 pursuant to a Registration Statement on Form S-3 (Registration No. 333-248120) filed on August 19, 2020 (the “2020 Registration Statement”) relating to the offer and sale of shares of common stock having an aggregate offering price of up to $62,586,706.38, all of which were unsold securities previously registered pursuant to the 2018 Prospectus Supplement and the 2017 Registration Statement and for which a fee payment in the amount of $7,792.04 was previously paid. As such, no additional filing fee was paid in connection with the filing of the 2020 Prospectus Supplement. No securities were offered or sold pursuant to the 2020 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated May 21, 2021 (the “2021 Prospectus Supplement”) and an accompanying prospectus dated August 19, 2020 pursuant to the 2020 Registration Statement relating to the offer and sale of shares of common stock having an aggregate offering price of up to $200,000,000, of which shares having an aggregate offering price of $62,586,706.38 represented unsold securities previously registered pursuant to the 2020 Prospectus Supplement and the 2020 Registration Statement. In connection with the filing of the 2021 Prospectus Supplement, Xenia made a contemporaneous fee payment in the amount of $14,991.79, reflecting the fee due with respect to the shares of common stock to be offered and sold pursuant to the 2021 Prospectus Supplement that were not unsold securities registered pursuant to the 2020 Prospectus Supplement and the 2020 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the securities with an aggregate offering price of $200,000,000 offered hereby are unsold securities previously registered pursuant to the 2021 Prospectus Supplement and the 2020 Registration Statement, for which a total filing fee of $22,783.83 was previously paid to the Securities and Exchange Commission on the dates described above and will continue to be applied to such unsold securities. The 2020 Registration Statement terminated effective upon Xenia’s filing of a Registration Statement on Form S-3 (Registration No. 333-274012) filed on August 16, 2023.